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                                                                  Exhibit (b)(9)

Mark A. Parsons
Chief Counsel

                                            Legal Department, S-215
                                            Hartford, CT 06152-2215
                                            Telephone: (860) 726-7673
                                            Facsimile: (860) 572-8885

                                            April 13, 1998

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

RE: CIGNA VARIABLE ANNUITY SEPARATE ACCOUNT I
    CIGNA LIFE INSURANCE COMPANY
    POST-EFFECTIVE AMENDMENT NUMBER 4: 33-90984

Dear Sirs:


As Chief Counsel of the Retirement and Investment Services Division of CIGNA Corporation, I am familiar with the actions of the Board of Directors of CIGNA Life Insurance Company (the Company), establishing the Account and its method of operation and authorizing the filing of a Registration Statement under the Securities Act of 1933, (and amendments thereto) for the securities to be issued by the Account and the Investment Company Act of 1940 for the Account itself.


In the course of preparing this opinion, I have reviewed the Certificate of Incorporation and the By-Laws of the Company, the Board actions with respect to the Account, and such other matters as I deemed necessary or appropriate. Based on such review, I am of the opinion that the variable annuity contracts (and interests therein) which are the subject of the Registration Statement under the Securities Act of 1933, as amended, for the Account will, when issued, be legally issued and will represent binding obligations of the Company, the depositor for the Account.

I further consent to the use of this opinion as an Exhibit to Post-Effective Amendment No. 4 to said Registration Statement and to the reference to me under the heading Experts in said Registration Statement, as amended.

                                            Very truly yours,

                                            /s/ Mark A. Parsons

                                            Mark A. Parsons
                                            Chief Counsel